                                                                   Exhibit 99.02

                   FORM OF PROXY OF BENEFICIAL CORPORATION

[Beneficial Logo]

Dear Stockholder,

     You are cordially invited to attend our Special Meeting of Stockholders to be held at 9:30 a.m. on Tuesday, June 30, 1998. The meeting will be held at the office of the Company, One Christmas Centre, 301 North Walnut Street, Wilmington, Delaware.

     Please complete and return the enclosed proxy card whether or not you expect to attend the meeting in person. Your participation is important to us. Please vote at your earliest convenience.


                                       Sincerely,
                                       /s/ Finn M.W. Caspersen
                                       Finn M.W. Caspersen
                                       Chairman of the Board

                                                  -------------------------------------    ------------------
------------------   Beneficial Corporation       THIS PROXY IS SOLICITED ON BEHALF OF     $5.50 Convertible
[BENEFICIAL LOGO]    One Christina Centre         THE BOARD OF DIRECTORS. IF NO DIREC-      Preferred Proxy
------------------   301 North Walnut Street      TION IS MADE, THE PROXY WILL BE VOTED    Voting Instruction
                     Wilmington, DE 19801         FOR PROPOSAL SET FORTH BELOW:                  Card
                                                  -------------------------------------    ------------------

Receipt of a copy of the Notice of the Special Meeting of Stockholders of the Company to be held on June 30, 1998 and Joint Proxy Statement-Prospectus relating to said meeting is hereby acknowledged.



*(Signature)_______________(L.S.) *(Signature)_______________(L.S.) Dated_______


*Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing in a representative capacity, please give title.

The undersigned hereby appoints James H. Gilliam, Jr. and Scott A. Siebels, and each of them, proxies, with full power of substitution, to represent and vote, as designated below, at the Special Meeting of Stockholders of the Company on June 30, 1998 including adjournments, the number of votes to which the undersigned would be entitled, if personally present.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSAL SET FORTH BELOW:

(1)  To approve the Agreement and Plan of Merger,
     dated as of April 7, 1998, among Beneficial Corporation,
     Household International, Inc., and Household Acquisition
     Corporation II, a wholly owned subsidiary of Household
     International, Inc., providing for the merger of Household        FOR     AGAINST     ABSTAIN
     Acquisition Corporation II with and into Beneficial Corporation.  [_]       [_]         [_]

(2) In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Please sign and date this proxy card on the reverse side and return it in the enclosed envelope whether or not you expect to attend the meeting in person.

                   FORM OF PROXY OF BENEFICIAL CORPORATION

[Beneficial Logo]

Dear Stockholder,

     You are cordially invited to attend our Special Meeting of Stockholders to be held at 9:30 a.m. on Tuesday, June 30, 1998. The meeting will be held at the office of the Company, One Christmas Centre, 301 North Walnut Street, Wilmington, Delaware.

     Please complete and return the enclosed proxy card whether or not you expect to attend the meeting in person. Your participation is important to us. Please vote at your earliest convenience.


                                       Sincerely,
                                       /s/ Finn M.W. Caspersen
                                       Finn M.W. Caspersen
                                       Chairman of the Board

                                                  -------------------------------------    ------------------
------------------   Beneficial Corporation       THIS PROXY IS SOLICITED ON BEHALF OF      Common and $4.30
[BENEFICIAL LOGO]    One Christina Centre         THE BOARD OF DIRECTORS. IF NO DIREC-      Preferred Proxy
------------------   301 North Walnut Street      TION IS MADE, THE PROXY WILL BE VOTED    Voting Instruction
                     Wilmington, DE 19801         FOR PROPOSAL SET FORTH BELOW:                  Card
                                                  -------------------------------------    ------------------

Receipt of a copy of the Notice of the Special Meeting of Stockholders of the Company to be held on June 30, 1998 and Joint Proxy Statement-Prospectus relating to said meeting is hereby acknowledged.


*(Signature)_______________(L.S.) *(Signature)_______________(L.S.) Dated_______


*Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing in a representative capacity, please give title.

The undersigned hereby appoints James H. Gilliam, Jr. and Scott A. Siebels, and each of them, proxies, with full power of substitution, to represent and vote, as designated below, at the Special Meeting of Stockholders of the Company on June 30, 1998 including adjournments, the number of votes to which the undersigned would be entitled, if personally present.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSAL SET FORTH BELOW:

(1)  To approve the Agreement and Plan of Merger,
     dated as of April 7, 1998, among Beneficial Corporation,
     Household International, Inc., and Household Acquisition
     Corporation II, a wholly owned subsidiary of Household
     International, Inc., providing for the merger of Household        FOR     AGAINST     ABSTAIN
     Acquisition Corporation II with and into Beneficial Corporation.  [_]       [_]         [_]

(2) In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Please sign and date this proxy card on the reverse side and return it in the enclosed envelope whether or not you expect to attend the meeting in person.